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                                                                     EXHIBIT 5.1


                           Greenberg Traurig LLP
                                 gtlaw.com
                 ONE INTERNATIONAL PLACE | BOSTON, MA 02110
                         617-310-6000 | FAX 617-310-6001

                                                June 13, 2003

SatCon Technology Corporation
161 First Street
Cambridge, Massachusetts 02142

         REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 10,111,623 shares of Common Stock, $0.01 par value per share (the "Shares"), of SatCon Technology Corporation, a Delaware corporation (the "Company"). The Shares include:

         (1) Pursuant to the Registration Rights Agreement, dated as of February 18, 2003, in connection with the Series A Convertible Preferred Stock Purchase Agreement, dated as of February 18, 2003, among the Company and the Purchasers set forth on EXHIBIT A thereto: (i) 4,788,000 shares of common stock issuable upon conversion of Series A Preferred Stock, (ii) 1,197,000 shares of common stock issued upon exercise of warrants at an exercise price of $0.01 per share and (iii) 1,436,400 shares of common stock issuable upon exercise of warrants at an exercise price of $1.50 per share.

         (2) (i) 163,145 shares of common stock issuable upon exercise of warrants at an exercise price of $0.01 per share and (ii) 341,620 shares of common stock issued as payment for the first-year dividend on the Series A Preferred Stock valued based on the average of the closing bid and ask price of the common stock on the NASDAQ National Market for the five trading days preceding February 18, 2003.

         (3) Pursuant to the Registration Rights Agreement, dated as of February 18, 2003, in connection with the Note and Warrant Purchase Agreement, dated as of February 18, 2003, among the Company and the Purchasers set forth on EXHIBIT A thereto; (i) 1,220,000 shares of common stock issuable upon the conversion of the convertible subordinated debentures, (ii) 366,000 shares of common stock issuable upon exercise of warrants at an exercise price of $0.01 per share and (iii) 366,000 shares of common stock issuable upon exercise of warrants at an exercise price of $1.50 per share.

         (4) (i) 143,068 shares of common stock issuable upon the exercise of warrants at an exercise price of $0.01 per share and (ii) 90,390 shares of common stock issuable as payment for the first year interest on the convertible subordinated debentures valued based on the average of the closing bid and ask price of the common stock on the NASDAQ National Market for the five trading days preceding February 18, 2003.

         All of the Shares are being registered on behalf of certain stockholders and/or warrantholders of the Company (the "Selling
Stockholders").

         We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon minutes of meetings of the


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SatCon Technology Corporation
June 13, 2003
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stockholders and the Board of Directors of the Company as provided to us by the
Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and are (or will be, upon exercise of the warrants in accordance with the terms thereof) validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

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SatCon Technology Corporation
June 13, 2003
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                                                    Very truly yours,

                                                    /s/ GREENBERG TRAURIG LLP

                                                    GREENBERG TRAURIG LLP